EXHIBIT B-10

                       APS POWER AGREEMENT

               BATH COUNTY PUMPED STORAGE PROJECT

     This Agreement entered into this 14th day of August, 1981,

among Monangahela Power Company, an Ohio corporation ("Mon"), The

Potomac Edison Company, a Virginia and Maryland corporation

("PE"), West Penn Power Company, a Pennsylvania corporation

("WPP") (Mon, PE and WPP being hereinafter referred to

individually as "Company" and collectively as the "Companies"),

and Allegheny Generating Company, a Virginia corporation ("AGC")

(AGC and the Companies being hereinafter sometimes collectively referred to as the "Parties").



     WHEREAS, the Companies are engaged in furnishing electric

service in portions of Maryland, Ohio, Pennsylvania, West

Virginia and Virginia and, as such, own and operate facilities for generation, transmission and distribution of electricity within those states and will own all of the outstanding common stock of AGC; and



     WHEREAS, the Companies currently are parties to a Power

Supply Agreement which among other things provides for the

coordination in the planning and operation of their electric systems yielding important benefits to each of them and to the users of electric energy in their service areas; and

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     WHEREAS , the  Parties have entered into the Purchase

Agreement, the Capacity Agreement and the Operating Agreement,

with Virginia Electric and Power Company, a Virginia corporation

("VEPCO"), relating to the ownership, construction,

replacement, retirement, control, management, operation and

maintenance of the Bath County Pumped Storage Project (the

"Project") and to the purchase of capacity therefrom; and

     WHEREAS, Mon and PE have entered into the Transmission

Facilities Exchange Agreement, dated June 17, 1981, with VEPCO,

relating to certain transmission lines and facilities; and

     WHEREAS, AGC will purchase, and own as a tenant in common,

an undivided interest in the Project as described in the Purchase

Agreement, including all of the lands, dams, reservoirs,

buildings and other structures, electrical and hydraulic

equipment, substations and transmission lines described in the

Federal Power Commission License for Project No. 2716; and

     WHEREAS, the Parties desire to enter into this Agreement for the purpose, among others, of setting forth certain of the

obligations and rights of the Companies with respect to the

capacity and power of the Project.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants set forth herein, the Parties agree as follows:



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                      ARTICLE I

                      Definitions

           1.1. Definitions. Except as otherwise expressly

 provided in Section 1.2 or elsewhere herein or unless the

context otherwise requires, the terms used in this Agreement shall have the same meanings set forth in the Purchase Agree-

ment.

          1.2.  Additional Definitions. Unless the context

otherwise requires, the following terms, whenever used in this

Agreement, shall have the following respective meanings:

          "Agreement" means this APS Power Agreement as it may

from time to time be amended or supplemented.

          "Capacity Responsibility" of a Company for a Period

means the average of the Company's three highest Demands

occurring in different months during the 24 month period ending at the end of such Period.

          "Capacity Responsibility Ratio" of a Company for a

Period means the ratio of its Capacity Responsibility for such

Period to the Total Capacity Responsibility for such Period.

          "Demand" means, in general, the expression in

kilowatts of the energy requirement of a system or systems,

stated in kilowatthours per hour, occurring in any one hour





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interval beginning on the clock hour during any period. As

applied to any Company, Demand means the demand attributable to the energy required by that Company for retail sales to its

customers, for its own use other than in the operation of its generating facilities, and for sales to local distributing and other electric utility systems that are regularly dependent upon that Company for a part of their power supply. Demands

attributable to interruptible power and other scheduled sales shall be included to the extent determined by the Power Supply

Committee in the light of the effect of such sales on the need for generating capacity. In cases where hourly meter records are not available for certain components of a Company's Demand, the amounts of such components shall be estimated in the manner

prescribed by the Power Supply Committee.


          "FERC" means the Federal Energy Regulatory Commission.

          "Period" means a calendar year during the term of this

Agreement, except that the Initial Period and Final Period, if any, may be less than a calendar year in duration. The initial

Period will commence with the Commercial Operation Date and end on the next succeeding December 31. The Final Period with respect to any Company will commence with the January 1 immediately

following the last full calendar year during which such Company shall have purchased capacity




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  from AGC pursuant to this Agreement and end on the day on which the obligation of such Company to purchase capacity from AGC pursuant to this Agreement ceased.

            "Power Supply Agreement" means the Power Supply

  Agreement, dated January 1, 1968, among the Companies, as

  amended from time to time thereafter, or any agreement that replaces or supersedes such Power Supply Agreement.

            "Power Supply Committee" has the meaning set forth

  in the Power Supply Agreement.

           "Purchase Agreement" means the Project Construction

 and Purchase Agreement, dated June 17, 1981, between VEPCO, on the one hand, and the Parties, on the other, as such Agreement may from time to time be amended or supplemented.

           "System" has the meaning set forth in the Power

 Supply Agreement.

           "Total Capacity Responsibility" for any Period means

 the sum of the Capacity Responsibilities of all the Companies

 for such Period.


                       ARTICLE II

                   Purchase of Capacity

           2.1 Purchase and Sale of Capacity. On and after the

 Commercial Operation Date AGC shall sell to the Companies, and the Companies, severally and not jointly, shall



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purchase, in proportion to their respective Capacity Respon sibility Ratios then in effect, (A) such number of megawatts of capacity of the Project as is equal to AGC's Ownership Share of the megawatt capacity of the Project plus (B) such megawatts of capacity of the Project as AGC shall have purchased from VEPCO pursuant to the Capacity Agreement. If some portion or all of the capacity of the Project is unavailable because of maintenance,

scheduled or forced, or for any other reason, then each Company's entitlement to capacity shall be reduced in proportion to the ratio of unavailable Project capacity to total Project capacity,

but each Company's payments hereunder shall not be reduced.

          2.2 Purchase Price for Capacity. The price for

capacity purchased pursuant to Section 2.1 shall be the rate set forth in Appendix I and accepted for filing by the FERC and such other regulatory agencies, if any, having jurisdiction with

respect to such rate; provided, however, that if AGC and any one or more of the Companies are unable to agree on a change in the rate or in the interpretation of Appendix I, AGC may make an appropriate filing with the FERC and such other regulatory

agencies, and any one or more of the Companies may contest or seek modification of such filing in any appropriate proceeding or proceedings.


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                         ARTICLE III
                       Project Energy

          3.1  Pumping and Taking Energy. Each Company shall

have the right to furnish its share, in proportion to its

Capacity Responsibility Ratio, of the pumping energy furnished by AGC pursuant to the Capacity Agreement and shall have the concomitant right to receive its share, in proportion to its

Capacity Responsibility Ratio, of the energy generated from the

Project and received by AGC.  Subject to the terms of the Basic

Agreements, the pumping and taking of energy of the Project by the Companies shall be conducted under the direction of the

Power Supply Committee in accordance with the Power Supply

Agreement.


                        ARTICLE IV

                         Metering

          4.1 Metering Facilities. Arrangements with respect to

location, type and ownership of metering facilities required for purposes of controlling the pumping and taking of energy of the

Project by the Companies hereunder shall be made by the Power

Supply Committee, subject to the provisions of Article V of the

Operating Agreement.

          4.2 Testing and Reading of Meters. All Project meters

belonging to a Party shall be inspected and tested by the owner thereof at such intervals as may be specified





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by the Power Supply Committee. Any inaccuracy disclosed by such tests shall be promptly corrected by the owner. Additional

inspections and tests at particular installations shall be made by the owner upon request of any Company.  Representatives of the requesting Company shall be afforded an opportunity to be present at all such additional inspections and tests. If in any test a meter is found to be inaccurate by more than one percent,

fast or slow, an adjustment shall be made in payments hereunder to compensate for

such  inaccuracy over such period, not more than two  months,  as the  inaccuracy is determined to have existed. It at any  time  a meter  should fail to register or its registration should  be  so erratic  as to be meaningless, the estimated correct registration for  billing  purposes  shall  be based  upon  records  of  check meters,  if  available,  or otherwise from  the  best  obtainable data.  Arrangements with respect to the reading of Project meters belonging to VEPCO shall be made by the Power Supply Committee.


                         ARTICLE V

                          General

          5.1  Uncontrollable Forces. No Party shall be

considered to be in default in respect of any obligation

hereunder if prevented from fulfilling such obligations by,

reason of any cause beyond the reasonable control or such




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Party, including, without limitation, strikes or labor disputes.

          5.2 Waivers. Any waiver at any time of any rights as

to any default hereunder or any other matter arising hereunder shall not be deemed a waiver as to any subsequent default or matter.

          5.3 Regulatory Authority. This Agreement is made

subject to the jurisdiction of any governmental authority or authorities having jurisdiction in the premises.

          5.4 Duration. The term of this Agreement shall

commence on the Commercial Operation Date and this Agreement shall continue in effect until (1) AGC shall cease to own an undivided interest in the Project and shall cease to be obligated to purchase any capacity of the Project, or (2) the Project is retired, whichever shall first occur.


          5.5 Successors and Assigns. This Agreement shall inure

to and bind the successors and assigns of the Parties. This

Agreement shall not be assigned by any Party without the written consent of the others except to Allegheny Power System, Inc. (if,

at the time of such assignment, Allegheny Power System, Inc.

shall own directly an undivided interest in the Project or shares of stock of AGC) or to a corporation into which such Party shall be merged or with which it shall be consolidated or to a

corporation resulting from any merger



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or consolidation to which such Party. shall be a party or to a person or corporation to which substantially all the business and assets of such Party shall be transferred.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed.


                                MONONGAHELA POWER COMPANY

                               By/s/   FRANK J. EPPPICH
                                      Vice President

                               THE POTOMAC EDISON COMPANY

                               By/s/    JOHN ADAMS
                                      Vice President

                               WEST PENN POWER COMPANY

                               By/s/    KLAUS BERGMAN
                                      Vice President

                               ALLEGHENY GENERATING COMPANY

                               By/s/   ALAN J. NOIA
                                      Vice President


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                                                       Appendix I

              SECTION 1. CAPACITY PURCHASE CHARGE

          1.1 The Capacity Purchase Charge shall equal the sum

of the following two parts. Part A Shall be the charge for the capacity purchased by a Company which is attributable to AGC's

Ownership Share of the Project ("Part A Capacity Purchase

Charge"). Part B shall be the charge for capacity of the Project which AGC shall have purchased pursuant to the Capacity Agreement

("Part B Capacity Purchase Charge").



          1.2 The Part A Capacity Purchase Charge shall be

determined as  follows:

          (a) AGC shall calculate a capacity charge per kilowatt

("Capacity Charge per Kilowatt") in accordance with subsection

(b) of this Section 1.2 for each Period, during the term of this

Agreement.

          (b) The Capacity Charge per Kilowatt for any Period

during which any Company is obligated to purchase capacity shall be calculated as follows:

         (i) Total the amount of AGC's net investment in production and transmission plant at the Project in commercial service and in materials and supplies applicable to the Project at the end of the month immediately preceding the Period (or on the Commercial
    Operation Date if the calculation is for the Initial



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     Period) and at the end of each month during the Period and divide by the sum of the number of months (partial months, if any, in the Initial Period and the Final Period shall be reflected as an appropriate fraction) in the Period plus one. The net investment in production and transmission plant at the Project shall be the difference between AGC's cross investment therein that is recorded in Account 101, Account 106 and Account 107 of the Uniform Systems of Accounts (electric plant accounts 330 through 346,350 through 359, and 389 through 398) and the sum of (1) the accumulated provisions for depreciation applicable to the Project recorded in Account 108 of the Uniform Systems of Accounts and (2) accumulated deferred income taxes applicable to the Project then recorded in Accounts 281, 282 and 283 of the Uniform Systems of Accounts to the extent reflected as such by the FERC in ratemaking decisions. The net investment in materials and supplies applicable to the Project shall be those recorded in Account 154 of the Uniform Systems of Accounts.

     (ii) Determine the weighted monthly average number of kilowatts of the Project's capacity owned by AGC and in commercial service during such Period.

     (iii) Determine the actual investment per kilowatt by dividing the amount determined under (i) by the amount determined under (ii).

     (iv) Determine the rate, which, after provision for federal and state income taxes, (1) provides AGC with an overall return of 15 1/2% on its common equity and (2) reimburses AGC for its cost of preferred stock and debt securities applicable to the financing of its Ownership Share of the Project and outstanding during the Period. The computation of income taxes shall reflect interest as a deduction and shall reflect interperiod income tax allocations to the extent reflected as such by the FERC in ratemaking decisions and reflected in AGC's accounting records.

     (v) Determine the total amount of all expenses incurred by AGC during the Period in connection with its Ownership Share and recorded in the accounts listed in Exhibit 1. Indirect expenses incurred by AGC but




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     nonetheless attributable to its Ownership Share shall be
     included and if an allocation is necessary such indirect expenses shall be allocated to such Ownership Share by a method customarily used by the FERC and considered rea sonable in the circumstances.

      (vi) Determine the expenses per kilowatt incurred by AGC during the Period by dividing the amount determined under
     (v) by the amount determined under (ii).

      (vii)      Complete the following table:

           (1)  Return in dollars per kilowatt = item (iv) x
           item (iii)                              $_______

           (2) Annual expenses in dollars per kilowatt = item
                     (vi)
                                                   $_______

           (3) Subtotal
                                                   $_______

           (4) Virginia Gross Receipts Tax = (line (3) x * )
                                                   $_______

           (5)Capacity Charge per Kilowatt
                                                   $_______

               (*The rate from time to time which will reimburse
               AGC for its liability, if any, for this tax.)

      (c)     The Part A Capacity Purchase Charge for a Company

for any Period shall be the product of the Capacity Charge per

Kilowatt for such Period and the kilowatts or capacity of the

Project owned by AGC which such Company is obligated to purchase during such Period.

      1.3The Part B Capacity Purchase Charge for a Company for

any Period shall be the amount paid by AGC pursuant to the

Capacity Agreement for such Period times such Company's Capacity

Responsibility Ratio for such Period.



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                       SECTION 2. PAYMENT

           2.1 The payment for the Part A Capacity Purchase

Charge shall be determined as follows:

          (a)  AGC shall calculate, in accordance with Section

1.2 of this Appendix I, an estimated Part A Capacity Purchase

Charge for each Company for each Period using such estimates,

where actual amounts are not known, which in AGC's best judgment shall reasonably approximate actual amounts called for in such section. AGC shall inform each Company of the result of such calculation no later than 45 days before the Period to which the estimated billing shall apply.

          (b)  Each Company shall pay its estimated Part A

Capacity Purchase Charge for any Period in equal monthly

installments beginning with the first month of such Period.

Payment by each Company is due on the 15th of each month.

           (c) Within 90 days following the close of any Period,

AGC shall render an invoice to each Company for its Part A

Capacity Purchase Charge less such amounts as shall have been paid by such Company pursuant to subsection (b) of this Section

2.1. Within 10 days after the date of such invoice each Company shall pay AGC the deficiency of such payments by such Company, if any, or AGC shall refund to such Company the excess of such

payments by it, if any.





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               2.2 The payment for the Part B Capacity Charge

shall be determined as follows:

          (a)  Before the beginning of any Period, AGC shall furnish the

               Companies with a payment schedule showing the estimated amount

               (which shall also be apportioned among them in accordance with their estimated Capacity Responsibility Ratios) and due date of each payment required during such Period pursuant to the Capacity

               Agreement.

           (b) Each Company will make payments to AGC in

               accordance with such payment schedule, as such

               schedule may be modified from time to time by AGC

               to reflect changes in the estimated amounts

               required pursuant to the Capacity Agreement or in

               the Companies' estimated Capacity Responsibility

               Ratios.

          (c)  As soon as practicable after receiving VEPCO's invoice showing the billing amount (determined in accordance with the

               Capacity Agreement) for the Period, AGC shall render the

               Companies an invoice showing their respective shares, in

               proportion to their respective Capacity Responsibility Ratios,

               less such amounts as shall have been paid by them pursuant to subsection (b) of this Section 2.2. Each Company shall pay AGC the deficiency of such payments by such Company, if any, or AGC shall refund to such Company the excess of such payments, if any.



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                  SECTION 3. OTHER PROVISIONS

          3.1 Nothing contained herein shall be construed as

affecting in any way the right of AGC to unilaterally make

application to the FERC (or any other regulatory authority having jurisdiction with respect to the price for capacity purchased pursuant to this Agreement) for a change in rates or charges under Section 205 of the Federal Power Act (or otherwise) and pursuant to the applicable rules and regulations of the FERC (or such other regulatory authority).




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     Operation and maintenance expenses for the Project

recordable in the following accounts:


535   Operation supervision and engineering
536   Water for power
537   Hydraulic expenses
538   Electric expenses
539   Miscellaneous hydraulic power generation expenses
540   Rents
541   Maintenance supervision and engineering
542   Maintenance of structures
543   Maintenance of reservoirs, dams and waterwavs
544   Maintenance of electric plant
545   Maintenance of miscellaneous hydraulic plant
546   Operation supervision and engineering
547   Fuel
548   Generation expenses
549   Miscellaneous other power generation
550   Rents
551   Maintenance supervision and engineering
552   Maintenance of structures
553   Maintenance of generating and electric equipment
554   Maintenance of miscellaneous other power generation plant
560   Generation supervision and engineering
562   Station expenses
563   Overhead line expenses
566   Miscellaneous transmission expenses
567   Rents
568   Maintenance supervision and engineering
569   Maintenance of structures
570   Maintenance of station equipment
571   Maintenance of overhead lines
573   Maintenance of miscellaneous transmission plant
920   Administrative and general salaries
921   Office supplies and expenses
922   Administrative expenses transferred - Cr.
923   Outside services employed
924   Property insurance
925   Injuries and damages
926   Employee pensions and benefits
928   Regulatory commission expenses
930.2 Miscellaneous general expenses
931   Rents
932   Maintenance of general plant